Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT, dated as of February 26, 2026 (this “Agreement”), is entered into by and among KORE Group Holdings, Inc., a Delaware corporation (“Company”), KONA Parent L.P., a Delaware limited partnership (“Parent”), Cerberus Telecom Acquisition Holdings, LLC, a Delaware limited liability company (the “Stockholder”). All terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, Parent, KONA Merger Sub Co., a Delaware corporation and a wholly owned Subsidiary of Parent, and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or otherwise modified from time to time in accordance with the terms thereof, the “Merger Agreement”);

WHEREAS, as a condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement, the Stockholder has agreed to enter into this Agreement; and

WHEREAS, as of the date hereof, Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the Common Stock, Preferred Stock and Company Warrants set forth on Exhibit A hereto, being all of the Common Stock, Preferred Stock and Company Warrants owned of record or beneficially by Stockholder as of the date hereof (the “Existing Common Shares”, the “Existing Preferred Shares” and the “Existing Company Warrants” respectively, and together, the “Securities”);

NOW, THEREFORE, in contemplation of the foregoing and in consideration of the mutual agreements, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.              Certain Covenants.

1.1            Lock-Up. Stockholder hereby covenants and agrees that between the date hereof and the Closing or, if earlier, the Termination Date (as defined below), Stockholder will not, except as expressly contemplated by the Merger Agreement (a) directly or indirectly, sell, transfer, assign, pledge, hypothecate, tender, encumber or otherwise dispose of or limit, whether by merger, consolidation, conversion, division, transfer, domestication, continuance, operation of law or otherwise, the Securities or its right to vote the Securities, or agree to do any of the foregoing (each a “Transfer”); (b) enter into any agreement, Contract, option or other arrangement or otherwise knowingly take any action which would prevent Stockholder’s ability to satisfy its obligations under this Agreement or (c) take any action that would have the effect of preventing Stockholder from performing its obligations under this Agreement. Notwithstanding the foregoing, Stockholder may Transfer any or all of such Securities to Parent or any wholly-owned Subsidiary or Affiliate of Stockholder; provided, however, that in any such case, prior to and as a condition to the effectiveness of such Transfer, each Person to which any of such Securities or any interest in any of such Securities is Transferred shall have executed and delivered to Company a counterpart to this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement. Nothing herein will limit or restrict Transfers by direct and indirect equityholders of Stockholder to any Person who as of the date hereof is, or hereafter becomes, a member of such direct or indirect equityholder’s family group (i.e., (i) such equityholder’s spouse, parents, siblings and descendants (whether natural or adopted), (ii) such equityholder’s executor or legal representative and (iii) such equityholder’s customary estate planning vehicles).

1.2            Standstill. From and after the date of this Agreement until the Closing or, if earlier, the Termination Date, without the prior written consent of the Company, Stockholder shall not, except as expressly contemplated by the Merger Agreement or this Agreement: acquire beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) or record ownership of any additional shares of Common Stock, Preferred Stock or any other securities of the Company.

1.3            Voting Agreement. Subject to the terms of this Agreement, Stockholder hereby irrevocably and unconditionally covenants and agrees that, during the Voting Period (as hereinafter defined), at the Company Stockholders Meeting or at any adjournment or postponement thereof, or in any other circumstances (including an action by written consent) upon which a vote or other approval with respect to the Merger Agreement or the Merger is sought, Stockholder shall: (i) appear at such meeting or otherwise be counted as present thereat for the purpose of establishing a quorum; (ii) be present and vote (or cause to be voted), in person or by proxy at the Company Stockholders Meeting (or deliver or cause to be delivered a written consent, if applicable), the Existing Common Shares in favor of (A) the adoption of the Merger Agreement, (B) the approval of the Merger and the approval of any proposal to adjourn the meeting to a later date if there are not sufficient affirmative votes to obtain the Requisite Company Stockholder Approval, and (C) any amendment, alteration, modification, repeal or waiver of Company’s certificate of incorporation, as amended, or bylaws, as amended, contemplated by the Merger Agreement, as well as any agreement or commitment to do the same; (iii) vote (or cause to be voted), in person or by proxy at the Company Stockholders Meeting (or deliver or cause to be delivered a written consent, if applicable), the Existing Common Shares against (A) any extraordinary corporate transaction (other than the Merger), such as a merger, consolidation, business combination, tender or exchange offer, reorganization, recapitalization, liquidation, or sale or transfer of all or substantially all of the assets or securities of the Company or any of its Subsidiaries, (B) any amendment of the Company’s certificate of incorporation or by-laws other than as contemplated by the Merger Agreement, (C) any other proposal, action or transaction involving the Company or any of its Subsidiaries, which amendment or other proposal, action or transaction would reasonably be expected to in any manner impede, frustrate, prevent, delay, postpone, or nullify the Merger or the Merger Agreement, (D) any extraordinary dividend, distribution or recapitalization by the Company or change in capital structure of the Company (other than pursuant to the Merger Agreement), (E) any change in the Board (unless such proposed change in the Board was proposed by the Board and is not in connection with or in support of any actual or potential Acquisition Proposal) and (F) any Acquisition Proposal (the matters described in the foregoing clauses (A) through (F) being referred to as “Competing Actions”); and (iv) not take any action by written consent to approve any Competing Action; in each case to the extent such Existing Common Shares are entitled to vote on the respective matter set forth above. For purposes of this Agreement, “Voting Period” means the period commencing on the date hereof and ending on the earlier of the Closing and the termination of this Agreement.

1.4            Publicity. No Stockholder, nor any of its respective Affiliates, shall issue any press release or make any other public announcement or public statement (to the extent not previously publicly disclosed or made in accordance with the Merger Agreement) with respect to this Agreement or the Merger or any other transactions contemplated by the Merger Agreement without the prior written consent of Parent, except as such press release or other public announcement may be required by applicable Law.

2.              Representations and Warranties of Stockholder. Stockholder, on behalf of itself, hereby represents and warrants to Company, as of the date hereof, severally and not jointly, that:

2.1            Ownership. Stockholder is the record and/or Beneficial Owner of the Securities, and the Securities constitute Stockholder’s entire interest in the outstanding capital stock of the Company. The Securities are, and (except as otherwise permitted by this Agreement) prior to the Effective Time will be, Beneficially Owned and/or owned of record by Stockholder, free and clear of any Liens, of any nature whatsoever, except for restrictions on transfer under securities Laws and except for those created by this Agreement. Except for the Existing Company Warrants (as applicable to Stockholder), as of the date hereof, Stockholder does not hold any options, warrants or other rights to purchase any shares of Company Stock. As of the date hereof, the Existing Common Shares and Existing Preferred Shares (as applicable to Stockholder) constitute all of the shares of Company Stock Beneficially Owned or owned of record by Stockholder. As of the date hereof, all of the Securities have been held by Stockholder for a period of at least three years, except to the extent a more recent acquisition date is specified on Exhibit A. Stockholder has and (except as otherwise expressly provided by this Agreement) will have at all times through the Effective Time sole voting power (including the right to control such vote as contemplated herein) with respect to the matters set forth in this Agreement, sole power of disposition, sole power to issue instructions with respect to the matters set forth in this Agreement, and sole power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of Stockholder’s Shares and with respect to all of the Shares owned by Stockholder at all times through the Effective Time. “Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power which includes the power to vote, or to direct the voting of, such security; and/or (b) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the Securities and Exchange Commission under the Exchange Act, as amended; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms “Beneficially Own” and “Beneficially Owned” shall have a correlative meaning.

2.2            Organization. Stockholder is duly incorporated or organized and validly existing under the Laws of the jurisdiction of its incorporation or organization.

2.3            Authorization. No vote of holders of capital stock of Stockholder is necessary to approve this Agreement or to satisfy its obligations under this Agreement. Stockholder has all requisite corporate power and authority and has taken all corporate action necessary to execute, deliver and perform its obligations under this Agreement and to satisfy its obligations under this Agreement. This Agreement has been duly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder (assuming due authorization, execution and delivery by the Company), enforceable against Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.

2.4            No Violation.

(a)            The execution, delivery and performance of this Agreement by Stockholder do not and will not (a) conflict with or result in any violation or breach of any provision of the organizational documents of Stockholder, (b) conflict with or result in any violation or breach of any applicable Law or (c) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, acceleration of any right or obligation or the loss of any benefit to which Stockholder is entitled under, any Contract binding upon Stockholder, or to which any of Stockholder’s respective properties, rights or other assets are subject, or any Company Permit necessary to conduct the business of Parent, Merger Sub or any of their Subsidiaries as currently conducted, except in the case of clauses (b) and (c), any such violation, breach or conflict that would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Stockholder to satisfy its obligations under this Agreement.

(b)            The execution, delivery and performance of this Agreement by Stockholder do not and, at the time of the Closing will not, require any consent, approval, order, license, authorization or permit of, action by, filing, registration or declaration with or notification to, any Governmental Authority or any other Person, except for applicable requirements of the Exchange Act and except where failure to obtain such consents, approvals, authorizations, waivers or permits, or to make such filings or notifications that are not, individually or in the aggregate, reasonably likely to delay, prevent or have a material adverse effect on Stockholder’s ability to satisfy its obligations under this Agreement.

2.5            Reliance by Company. Stockholder understands and acknowledges that Company is entering into the Merger Agreement in reliance upon Stockholder’s execution and delivery of this Agreement and the representations and warranties of Stockholder herein.

3.              Representations and Warranties of Company. Company hereby represents and warrants to Stockholder, as of the date hereof that:

3.1            Authorization. Company has all requisite corporate power and authority and has taken all corporate action necessary to execute, deliver and perform its covenants and obligations under this Agreement in accordance with the terms hereof and to perform its obligations hereunder and to satisfy its obligations under this Agreement. No other corporate action by the Company or vote of holders of any class of the capital stock of the Company is necessary to approve and adopt this Agreement and to satisfy its obligations under this Agreement. This Agreement has been duly executed and delivered by Company and, assuming the due authorization, execution and delivery by Stockholder, this Agreement constitutes a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

3.2            No Violation. The execution, delivery and performance of this Agreement by the Company do not and will not (a) require any consent, approval, order, license, authorization or permit of, action by, filing, registration or declaration with or notification to, any Governmental Authority or any other Person, except for applicable requirements of the Exchange Act, “blue sky” Laws, CFIUS, the HSR Act, any applicable non-U.S. competition, antitrust or investment Laws, filing and recordation of appropriate merger documents as required by the DGCL and except where failure to obtain such consents, approvals, authorizations, waivers or permits, or to make such filings or notifications that are not, individually or in the aggregate, reasonably likely to delay, prevent or have a material adverse effect on the Company’s ability to satisfy its obligations under this Agreement, (b) conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company or the similar organizational documents of any of its Subsidiaries, (c) conflict with or result in a violation or breach of any applicable Law, (d) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Company and any of its Subsidiaries are entitled, under any Contract binding upon the Company or any of its Subsidiaries, or to which any of their respective properties, rights or other assets are subject, except in the case of clause (d), any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.              Appraisal Rights. To the fullest extent permitted by applicable Law, Stockholder hereby unconditionally and irrevocably waives, and shall cause to be waived, any rights of appraisal or rights to dissent from the Merger or the other transactions contemplated by the Merger that Stockholder may have under applicable Law.

5.              Survival. The representations, warranties, covenants and agreements of the parties contained in this Agreement shall not survive the Effective Time.

6.              Miscellaneous.

6.1            Term. Notwithstanding any other provision of this Agreement or any other agreement, this Agreement and all obligations hereunder shall terminate automatically, without any notice or other action by any Person, and cease to have any force or effect upon the earliest to occur of (a) the Effective Time, (b) the valid termination of the Merger Agreement in accordance with its terms, (c) the Company Board’s or the Company Special Committee’s public announcement of a Change of Recommendation, (d) such date and time as any amendment or change to the Merger Agreement is effected without the Stockholder’s consent that (A) decreases the amount, or changes the form, of consideration payable to in respect of the Shares pursuant to the terms of the Merger Agreement, or that imposes conditions to the receipt of such consideration or (B) otherwise amends the Merger Agreement in a manner materially adverse to the Stockholder, (e) the Outside Date and (f) receipt by the Company of the Requisite Company Stockholder Approval (the earliest date, the “Termination Date”). Upon termination of this Agreement, this Agreement shall forthwith become void and have no effect and no party shall have any further obligations or liabilities under this Agreement; provided, however, that (x) nothing set forth in this Section 6.1 shall relieve any party from liability for any willful and material breach of this Agreement prior to termination hereof and (y) the provisions of this Section 6 shall survive any valid termination of this Agreement in accordance with Section 6.1.

6.2            Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (a) Stockholder makes no agreement or understanding herein in any capacity other than in Stockholder’s capacity as a record holder and Beneficial Owner of Securities, and (b) nothing herein will be construed to limit or affect any action or inaction by Stockholder or any Representative of Stockholder, as applicable, serving on the Company Board or on the board of directors of any Subsidiary of the Company or as an officer of the Company or any of Subsidiary of the Company, acting in such Person’s capacity as a director or officer of the Company or any Subsidiary of the Company, and any such action shall not constitute a breach of this Agreement.

6.3            Amendment and Waiver. Subject to the provisions of applicable Law, at any time prior to the Effective Time, this Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed, in the case of an amendment or modification by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective and by Searchlight IV KOR, L.P. (“Searchlight”) and Abry Partners, LLC (“Abry”) (as third party beneficiaries hereunder). The conditions to each of the respective parties’ obligations contemplated by this Agreement are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

6.4            Costs and Expenses. Each party shall bear its own costs and expenses (including all legal, accounting, audit, due diligence and other out-of-pocket expenses) incurred in connection with this Agreement and the transactions contemplated hereby, whether or not the Merger is consummated.

6.5            Entire Agreement; Third Party Beneficiaries. This Agreement and the Merger Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. The parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein; provided that Searchlight and Abry shall be third party beneficiaries hereunder.

6.6            Assignments. No party may assign either this Agreement or any of its rights, interests or obligations under this Agreement without the prior written approval of the other parties and of Searchlight and Abry (as third party beneficiaries hereunder); provided, however, that Stockholder may assign its rights and obligations without such prior written approval solely in connection with a Transfer of Shares permitted under, and effected in compliance with, the second sentence of Section 1.1. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the parties and their respective successors and permitted assigns. No assignment, to the extent permitted hereunder, by any party will relieve such party of any of its obligations under this Agreement. Any purported assignment in violation of this Agreement is void.

6.7            Execution in Counterparts. This Agreement and any amendments to this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by email of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

6.8            Notices. All notices, requests, instructions or other communications to be given or made hereunder by any party to the other parties to this Agreement shall be in writing and (a) served by personal delivery by hand upon the party for whom it is intended, (b) served by an internationally-recognized overnight courier service upon the party for whom it is intended, (c) delivered by registered or certified mail, return receipt requested or (d) sent by email:

if to Company, to:

KORE Group Holdings, Inc.

1155 Perimeter Center West, 11th Floor

Atlanta, GA 30338

Attention: Jack W. Kennedy Jr.; Anthony Bellomo

with a copy to:

Troutman Pepper Locke LLP

600 Peachtree Street NE, Suite 3000

Atlanta, Georgia 30308

Attention: Paul Davis Fancher; Coburn R. Beck

if to Stockholder, to:

Cerberus Telecom Acquisition Holdings, LLC

c/o Cerberus Capital Management, L.P.

875 Third Avenue, 11th Floor

New York, NY 10022

Attention: Christopher Holt

with a copy to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Douglas Ryder, P.C.; Ryan Brissette, P.C.; Peter Seligson, P.C.; Aidan S. Murphy

if to Parent, to:

c/o Searchlight Capital Partners, L.P.

745 Fifth Avenue, 27th Floor

New York, New York 10151

Attention:          Nadir Nurmohamed

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:          Steven A. Cohen

or to such other Person or addressees as has or have been designated in writing by the party to receive such notice provided above. Any notice, request, instruction or other communications or document given as provided above shall be deemed given to the receiving party (w) upon actual receipt, if delivered personally, (x) on the next Business Day after deposit with an overnight courier, if sent by an overnight courier, (y) three Business Days after deposit in the mail, if sent by registered or certified mail or (z) when transmitted by email (so long as no notice of failure of delivery is received by the sender). Copies to outside counsel are for convenience only and failure to provide a copy to outside counsel does not alter the effectiveness of any notice, request, instruction or other communication otherwise given in accordance with this Section 6.8. Rejection or other refusal to accept, or the inability to deliver because of changed address or other details of which no notice is given, will be deemed to be receipt of any notice pursuant to this Section 6.8 as of the date of rejection, refusal or inability to deliver.

6.9            Governing Law and Venue; Waiver of Jury Trial; Specific Performance.

(a)            This Agreement and any claim, cause of action or Action (whether at law, in contract or in tort) that may directly or indirectly be based upon, relate to or arise out of this Agreement or any transaction contemplated hereby, or the negotiation, execution or performance hereunder shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In addition, each of the parties (i) irrevocably and unconditionally submits to the personal jurisdiction and exclusive venue of the Chosen Courts, in the event of any claim, action or proceeding between the parties (whether in contract, tort or otherwise) arises out of or relating to this Agreement or the transactions contemplated hereby, (ii) expressly waives any claim of lack of personal jurisdiction or improper venue and any claims that such courts are an inconvenient forum with respect to such a claim and (iii) agrees that it shall not bring any claim, action or proceeding against any other Parties arising out of or relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts and that a final judgment in any legal proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law, and (iv) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from the Chosen Courts. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail or by overnight courier service, postage prepaid, to its address set forth in Section 6.8, such service to become effective 10 days after such mailing. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION OR PROCEEDING (WHETHER IN CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING ANY LEGAL ACTION AGAINST ANY FINANCING SOURCE ARISING OUT OF OR RELATED TO THE DEBT FINANCING. EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.9, (1) UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, AND (2) MAKES THIS WAIVER VOLUNTARILY.

(b)            The parties acknowledge and agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any party does not perform any of the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach or threaten to breach any such provisions. It is accordingly agreed that, at any time prior to the valid termination of this Agreement pursuant to Section 6.1, subject to the limitations set forth therein and in this Section 6.9, the parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement in any court referred to in Section 6.9(a) without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable or not appropriate on the basis that a remedy of monetary damages would provide an adequate remedy for any such breach. Under no circumstances will either party be permitted or entitled to receive both specific performance that results in the occurrence of the Closing and any monetary damages.

6.10          Further Assurances. The parties to this Agreement agree to execute and deliver all further instruments and use its reasonable efforts to take such further actions as reasonably necessary to perform its obligations under this Agreement, as any other party to this Agreement may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

6.11          Interpretation. (a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. (b) If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation,” the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or Article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if,” any reference to a Law shall include any rules and regulations promulgated thereunder, and any reference to any Law in any representation or warranty in this Agreement shall mean such Law as in effect as of the date of this Agreement (or if such representation or warranty expressly speaks as of a particular date or period of time, then as of such particular date or period of time). Each reference to a “wholly-owned Subsidiary” or “wholly-owned Subsidiaries” of a Person shall be deemed to include any Subsidiary of such Person where all of the equity interests of such Subsidiary are directly or indirectly owned by such Person (other than directors qualifying shares, nominee shares or other equity interests that are required by Law or regulation to be held by a director or nominee). The word “or” shall not be exclusive. The phrase “ordinary course” or “ordinary course of business” (or similar references) means “ordinary course of business consistent with past practice.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” “Writing,” “written” and comparable terms refer to printing, typing, and other means of reproducing in a visible form. Any reference to any particular Code section or any other Law will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified. The term “parties” means Company, Parent and Stockholder, and “party” means either of them. (c) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

6.12          Relationship of Parties. Nothing contained herein shall establish any fiduciary, partnership, joint venture or similar relationship between or among the parties hereto except to the extent otherwise expressly stated herein or therein.

6.13          Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

[Signature page follows.]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

KORE GROUP HOLDINGS, INC.

By:	/s/ Jack W. Kennedy Jr.
Name: Jack W. Kennedy Jr.
Title: Executive Vice President, Chief Legal Officer, and Secretary

[Signature Page to Voting and Support Agreement]

STOCKHOLDER:

Cerberus Telecom Acquisition Holdings, LLC

By:	/s/ Frank W. Bruno
Name: Frank W. Bruno
Title: Chief Executive Officer

[Signature Page to Voting and Support Agreement]

PARENT:

KONA PARENT L.P.
By: KONA Parent GP, LLC, its general partner

By:	/s/Andrew Frey
Name: Andrew Frey
Title: Authorized Person

[Signature Page to Voting and Support Agreement]